CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 26, 2000, relating to the financial statements and financial highlights which appear in the April 30, 2000 Annual Report to Shareholders of The Florida TaxFree Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
August 23, 2000


August 29, 2000

Ms. Caryn Kirley
William R. Hough & Co.
100 Second Avenue South, Suite 800
St. Petersburg, FL  33701-4386


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our report dated May 27, 1999 on the 1999 financial statements of The Florida TaxFree Money Market Fund and The Florida TaxFree ShortTerm Fund series of The Hough Group of Funds referred to therein, in Post Effective Amendment No. 9 to the Registration Statement on Form N-1A, file No. 33-66396, as filed with the Securities and Exchange Commission.

McGladrey & Pullen, LLP

New York, New York
August 23, 2000